Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2002 Stock Incentive Plan of Kronos Incorporated, for the registration of 2,450,000 shares of its common stock, of our report dated October 24, 2003, with respect to the consolidated financial statements of Kronos Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 27, 2004